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                                                                    Exhibit 23.1
              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nanophase Technologies Corporation Amended and Restated 1992 Stock Option Plan of our report dated January 23, 1998, with respect to the financial statements and schedule of Nanophase Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.







Chicago, Illinois                              /s/ ERNST & YOUNG LLP
May 22, 1998